EXHIBIT 99.3

Grant Park Fund

Class A, B and Global 3 Units

Monthly Performance Report • November 2010



Consider your alternatives. **Invest smarter.**®

GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: November 2010

Ags/Softs: Grains markets declined in November as forecasts of weaker global demand for U.S. crops weighed on prices. Prices in the livestock markets rose as a result of beliefs an outbreak of African swine flu among Russian livestock would weaken global meat supplies.

Currencies: Positive economic data, U.S. investor sentiment and lower weekly jobless claims helped to drive the U.S. dollar higher against counterparts. Adding to the dollar's rally was increased risk-aversion caused by China's decision to raise interest rates. In Europe, the euro declined sharply on fears regarding the financial stability of the Spanish and Irish economies.

Energy: Natural gas and crude oil markets climbed last month as Energy Information Administration reports showed declines in U.S. energy inventories. Forecasts of higher demand, fostered by strong economic data in the U.S., also supported the energy markets.

Equities: Japanese equities performed well as a weaker yen bolstered growth prospects for Japanese exports. European and U.S. equity markets experienced declines due to a combination of weak earnings reports and concerns surrounding the bailout of the Irish financial system. The Hong Kong Hang Seng Index also declined as speculators believed higher interest rates in China would stall economic growth in the region.

Fixed Income: Fixed-income markets generally fell in November, as investors liquidated risk-averse debt positions early in the month. Liquidations were predominantly driven by beliefs the Federal Reserve's newly imposed Quantitative Easing II Program would support economic recovery in the U.S. Intra-month gains in the global equity markets also played a role in moving the debt markets lower.

Metals: Prices in the precious metals markets moved higher as uncertainty about the outlook for the European economy directed investors towards safer assets. China's decision to raise interest rates had an adverse effect on the base metals markets, moving prices lower. Also adding to the decline in base metals were declines in the U.S. equity markets which weighed on demand forecasts for industrial raw materials.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2000	-1.1%	0.7%	-1.7%	-3.8%	1.8%	-3.5%	-1.6%	4.4%	-2.3%	0.8%	8.9%	9.0%	11.0%
2001	1.9%	0.5%	6.6%	-4.5%	-0.5%	-2.7%	0.1%	2.9%	3.7%	5.3%	-7.8%	2.1%	7.0%
2002	-0.9%	-6.0%	2.3%	-3.1%	5.2%	10.1%	6.6%	1.6%	2.9%	-6.0%	-2.5%	5.6%	15.3%
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	20.0%
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	-7.6%
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	-3.4%
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	9.1%
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	12.6%
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	19.9%
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	-9.2%
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%	3.2%	4.3%	-2.6%		-0.1%

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	7.7%
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	-8.4%
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	-4.3%
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	8.3%
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	11.8%
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	18.9%
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	-9.9%
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%	3.2%	4.3%	-2.6%		-0.7%

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	-6.0%
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%	1.8%	3.5%	-2.3%		-2.6%

A and B Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
November
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
16%	24%	13%	19%	10%	18%

Sector Positions at Month-End


12/09
01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
09/10
10/10
11/10
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
November
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
11%	27%	14%	23%	12%	13%

Sector Positions at Month-End


12/09
01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
09/10
10/10
11/10
0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

Grant Park Fund At-A-Glance

Product	Global Units	A and B Units
Class	3	Closed to New Investment
Account Type	Commission-based	
Minimum Investment	$5,000	
Retirement Account	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.	
Breakeven Level	6.90%	
Redemptions	Monthly after 90 days	
Penalty	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	
Eligibility	Varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.	

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - November 2010	
Total Fund Assets (A,B, Legacy, GAM)	$848M
12-Month Return	-3.68%
Average 12-Month Return	18.69%
36-Month Cumulative Return	9.40%
60-Month Cumulative Return	31.77%
Compounded Annualized ROR	14.20%
3-Year Compounded Annualized ROR	3.04%
5-Year Compounded Annualized ROR	5.67%
10-Year Compounded Annualized ROR	6.76%
Worst Drawdown (5/89 - 10/89)	-38.90%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.45%
Average 1-month Gain	6.61%
Average 1-month Loss	-4.48%
# of Winning Months	140
# of Losing Months	123

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] October 2000 - September 2010		
⬆ ⬇	Moved in Opposite Directions	48% 57 of 120 months
⬆ ⬆	Positive Results for Both	33% 40 of 120 months
⬇ ⬇	Negative Results for Both	19% 23 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.